UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01          Entry into a Material Definitive Agreement.
On February 5, 2018 (the “Closing Date”), CLS Holdings USA, Inc. (“we,” “us,” “our,” “CLS,” or “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Darling Capital LLC (“Darling”), whereby Darling agreed to purchase a 8% Convertible Promissory Note of the Company in the aggregate principal amount of $550,000 (the “Note”) due, subject to the terms therein, eighteen (18) months from the date of issuance, for a purchase price of $500,000.
The Note bears interest at the rate of 8% per annum. Any overdue accrued and unpaid interest to be paid under the Note bear interest at the lesser of 15% per annum or the maximum rate permitted by applicable law. At any time prior to the 180th day following the date of issuance, CLS may offer to prepay all or any portion of the principal amount of the Note and any accrued and unpaid interest by offering to pay the following amounts:  (i) within the initial 30 days after the date of issuance: 110% multiplied by the principal amount then due plus accrued interest; (ii) from the 31st day through the 60th day after the date of issuance: 115% multiplied by the principal amount then due plus accrued interest; (iii) from the 61st day through the 120th day after the date of issuance: 120% multiplied by the principal amount then due plus accrued interest; and (iv) from the 121st day through the 180th day after the date of issuance: 125% multiplied by the principal amount then due plus accrued interest.  Within two business days after receipt of CLS’ prepayment notice, the holder shall have the right to convert all or a portion of the amount proposed to be prepaid.
The Note is convertible at any time into shares of CLS common stock, at the option of the holder, at an initial conversion rate equal $0.3125 per share of common stock (the “Fixed Conversion Price”).  Subject to certain exclusions, if CLS sells or issues its common stock or certain common stock equivalents at an effective price per share that is lower than the then applicable conversion price, the conversion price will be reduced to equal to such lower price. In the event of any event of default under the Note, the outstanding principal amount of the Note plus accrued but unpaid interest, multiplied by 115%, shall become immediately due and payable, payable in common stock and/or cash, at the election of the holder.
On the Closing Date, CLS also issued Darling a three year Common Stock Purchase Warrant (the “Warrant”) to purchase 400,000 shares of CLS common stock at an initial exercise price of $0.75 per share.  We also granted Darling or its designees a commitment fee equal to 10% of the purchase price to enter into the Purchase Agreement and prepare all of the related transaction documents.
Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02          Unregistered Sales of Equity Securities
The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.
Darling is a verified accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to Darling, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506(c) of Regulation D promulgated thereunder.
Item 9.01          Financial Statements and Exhibits
 (d)          Exhibits.
Exhibit No.	Description of Exhibit

10.1	Convertible Promissory Note dated February 5, 2018 in the original principal amount of $550,000 made by CLS Holdings USA, Inc. in favor of Darling Capital LLC.
10.2	Securities Purchase Agreement dated February 5, 2018 by and between CLS Holdings USA, Inc. and Darling Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: February 9, 2018	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Senior Convertible Promissory Note dated February 5, 2018 in the original principal amount of $550,000 made by CLS Holdings USA, Inc. in favor of Darling Capital LLC.
10.2	Securities Purchase Agreement dated February 5, 2018 by and between CLS Holdings USA, Inc. and Darling Capital LLC.